                                                                     EXHIBIT 4.5
                                                                       EXHIBIT A
                                                                       ---------

                               DEPOSITARY RECEIPT
                                      FOR
                               DEPOSITARY SHARES,
               EACH REPRESENTING AN INTEREST IN ONE-TENTH (1/10)
                                       OF
              A SHARE OF SERIES I CUMULATIVE CONVERTIBLE PREFERRED
                               EXCHANGEABLE STOCK
                           (PAR VALUE $.01 PER SHARE)
                                       OF
                        CABLEVISION SYSTEMS CORPORATION
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)



 ...........................................Depositary Shares (each Depositary
Share represents an interest in one-tenth (1/10) of a share of Series I Cumulative Convertible Exchangeable Preferred Stock (par value $.01 per share)

          [Name of Depositary], a [national banking association] duly organized and existing under the laws of the United States, with an office at the time of the execution of the Deposit Agreement (as defined below) at [address of depositary], as Depositary (the "Depositary"), hereby certifies that ____________ is the registered owner of Depositary Shares ("Depositary Shares"), each Depositary Share representing an interest in one-tenth (1/10) of a share of Series I Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Stock"), of Cablevision Systems Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, through the Depositary to all the rights and preferences of the Stock relating thereto, including dividend, voting, conversion, redemption and liquidation rights and preferences contained in the Certificate of Designations relating to the Stock, adopted by the Company's Board of Directors setting forth the number, terms, powers, designations, rights, preferences, qualifications, restrictions and limitations of the Stock (the "Certificate"), copies of which are on file at the Depositary's Office.

          The Company will furnish to any holder of a Receipt without charge, upon request addressed to its executive office or the office of its transfer agent, a full statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each authorized class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

          REFERENCE IS HEREBY MADE TO THE PROVISIONS SET FORTH UNDER THE CAPTION "TERMS AND CONDITIONS CONTINUED" ENDORSED ON THE REVERSE HEREOF. SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

          This receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been authenticated, manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and, if authenticated by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized officer.

THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE FOREGOING DESCRIPTION, WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT THAT APPEAR IN THE DEPOSITARY RECEIPTS. THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY HEREUNDER OR OF THE DEPOSITARY SHARES, OR AS TO THE VALUE OF THE DEPOSITARY SHARES.


                         Dated:

                         [NAME OF DEPOSITARY]


                         By:____________________________
                                 Authorized Officer

                             [Form of Reverse Side]

                         TERMS AND CONDITIONS CONTINUED

          1.  The Deposit Agreement.  Depositary Receipts (the "Receipts"), of
              ---------------------
which this Receipt is one, are made available upon the terms and conditions set
forth in the Deposit Agreement, dated as of November   , 1995 (the "Deposit
Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Depositary's Office) sets forth the rights of holders of Receipts and the rights and duties of the Depositary and the Company in respect of the Stock deposited, and any and all other property and cash deposited from time to time thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all capitalized and undefined terms used herein shall have the meaning ascribed thereto in the Deposit Agreement.

          2.  Redemption; Exchange.  Whenever the Company shall elect, under the
              --------------------
Certificate relating to the Stock, to redeem shares of Stock, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such redemption, by first class mail, postage prepaid on the same date on which the Company first publicly announces such redemption, which date shall not be less than 35 days prior to the date of such redemption. The Depositary shall provide notice of such redemption and the simultaneous redemption of the corresponding Depositary Shares relating to the Stock to be redeemed to the holders of record of Receipts representing the number of Depositary Shares to be redeemed by first class mail, postage prepaid, at the addresses of such holders as they appear on the records of the Depositary, not less than 30 and not more than 60 days prior to the dated fixed for redemption. Each such notice shall state, as appropriate: (a) the date of such proposed redemption; (b) the number of Depositary Shares to be redeemed; (c) the redemption price per Depositary Share (expressed as an amount of cash) and any other amounts per share payable with respect to the Depositary Shares; (d) the place or places where Receipts evidencing Depositary Shares are to be surrendered for redemption; (e) the then current conversion price, and (f) that dividends in respect of the Stock underlying the Depositary Shares to be redeemed will cease to accumulate at the close of business on such redemption date, except as otherwise provided in the Certificate. If less than all the outstanding Depositary

Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata. From and after the date set for redemption, all dividends in respect of the Depositary Shares so called for redemption shall cease to accrue (except as otherwise provided in the Certificate), such Depositary Shares shall no longer be deemed outstanding and all rights of the holders of Receipts representing such Depositary Shares (except the right to receive the cash redemption price required to redeem such Depositary Shares and any other amounts payable with respect to the Depositary Shares) shall cease and terminate. From and after the redemption date, upon surrender in accordance with the redemption notice of the Receipts representing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary for an amount of cash per Depositary Share equal to one-tenth (1/10) of the cash amount required by the Certificate to be delivered in respect of one share of Stock plus any money or other property relating thereto.

          On the Exchange Date, provided that the Company shall then have delivered to the Depositary the Exchange Debentures required to be issued and the aggregate amount of cash required to be paid in respect of the Depositary Shares, the Depositary shall deliver to each holder the principal amount of Exchange Debentures and the amount of cash to which such holder is thereby entitled.

          The Depositary shall, as directed by the Company, mail, first class postage prepaid, notice of such Exchange of Stock and the proposed simultaneous Exchange of the Depositary Shares, not less than five and not more than 15 days prior to the Exchange Date. Such notice shall be mailed to each holder at the address of such holder as the same appears on the records of the Depositary at the close of business on the second business day immediately preceding the date on which the mailing of such notices is commenced; but neither failure to mail any such notice to one or more holders nor any defect in any notice shall affect the sufficiency of the proceedings for the Exchange. The Company shall provide the Depositary with such notice, and each such notice shall state: the Exchange Date; that all outstanding Depositary Shares on the Exchange Date will be automatically exchanged for Exchange Debentures; the amount of accrued and unpaid dividends, if any, payable with respect to each Depositary Share to be so exchanged; the place or places where Receipts to be so exchanged are to be surrendered for exchange; that dividends in respect of the Stock represented by the Depositary Shares so exchanged shall cease to accrue on the Exchange Date; the minimum principal amount in which Exchange Debentures shall be issued; and such additional information as the Company in its discretion deems appropriate.

          From and after the Exchange Date, the Depositary Shares automatically exchanged for Exchange Debentures shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the Exchange Debentures and any cash payable upon Exchange) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender, in accordance with the notice specified in the preceding paragraph, of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), each holder of such Receipts shall receive for each such Depositary Share the principal amount of Exchange Debentures and the amount of cash to which it is entitled. The foregoing shall be subject further to the terms and conditions of the Certificate.

          3.  Transfer, Split-ups, Combinations.  This Receipt is transferable
              ---------------------------------
on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, and upon such transfer the Depositary shall execute a new Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, representing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered. Any holder of at least ten (10) Depositary Shares which have not been previously called for redemption [or in respect of which a notice of Exchange has been given] may withdraw the number of whole shares of Stock underlying such Depositary Shares and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, holders of such whole shares will not be entitled to deposit such Stock and receive Depositary Shares therefor.

          4.  Conversion Rights.  This Receipt may be surrendered with written
              -----------------
instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole or fractional shares of Stock represented by the Depositary Shares evidenced thereby into whole shares of Common Stock at the conversion price then in effect for the Stock (and, therefore, for the Depositary Shares) specified in the Certificate, as such conversion price may be adjusted by the Company from time to time as provided in the Certificate. Subject to the terms and conditions of the Deposit Agreement and the Certificate, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Stock may surrender such Receipt or Receipts at the Depositary's Office or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying Stock specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in lieu of such fractional share of Common Stock otherwise issuable.

          Upon receipt by the Depositary of a Receipt or Receipts, together with notice of conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares or fractions thereof of Stock and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed, the Depositary shall instruct the Company (i) to cause the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written notice to the Depositary and (ii) to cause the delivery to the holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Common Stock, and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in payment of any accrued and unpaid dividends or in lieu of fractional shares of Common Stock otherwise issuable. The Company shall as promptly as practicable after receipt thereof cause the delivery of (i) a certificate or certificates evidencing the number of whole shares of Common Stock into which the Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted, and (ii) any money or other property to which the holder is entitled. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert and evidencing the number of Depositary Shares, if any, in excess of the number of Depositary Shares representing Stock which has been so converted, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion and (iii) shall deliver to the Company or its transfer agent for the Stock for cancellation the shares of Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted.

          If any Stock shall be called by the Company for redemption, the Depositary Shares representing such Stock may be converted into Common Stock as provided in the Deposit Agreement until and including, but not after, the close of business on the five business days preceding the Redemption Date unless the Company shall default in making payment of the cash redemption price, and other amounts payable upon such redemption, in which case the Depositary Shares representing such Stock may continue to be converted into Common Stock until and including, but not after, the close of business on the date on which the Company makes full payment of the cash redemption price and other amounts payable on such redemption. Upon receipt by the Depositary of a Receipt or Receipts, together with a properly completed and executed notice of conversion, representing any Stock called for redemption, the shares of Stock held by the Depositary represented by such Depositary Shares for which conversion is requested shall be deemed to have been received by the Company for conversion as of the close of business on the date of such receipt.

          The holder of Depositary Shares on any dividend payment record date established by the Depositary shall be entitled to receive the dividend payable with respect to such Depositary Shares on the corresponding dividend payment date notwithstanding the subsequent conversion of the shares of Stock to which such Depositary Shares relate. If a share of Stock is converted between the record date with respect to any dividend payment on the Stock and the next succeeding dividend payment date, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Stock (other than Receipts representing Depositary Shares converted after the issuance of a notice of redemption with respect to a redemption date during such period which shall be entitled to such dividend on the dividend payment date) shall pay to the Depositary an amount equal to the dividend payable on such dividend payment date on the Depositary Shares represented by the Receipts being surrendered for conversion. Any holder of Receipts on a dividend payment record date who (or whose transferee) surrenders the Receipts with instructions to the Depositary for conversion of the underlying Stock on the corresponding dividend payment date will receive the dividend payable with respect to the Depositary Shares underlying such Receipts and will not be required to include payment of the amount of such dividend upon surrender of the Receipts for conversion.

          Upon the conversion of any shares of Stock for which a request for conversion has been made by the holder of Depositary Shares representing such shares, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive any cash payable on account of accrued dividends and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled.

          5.  Suspension of Delivery, Transfer, etc.  The transfer, split-up,
              -------------------------------------
combination or surrender of this Receipt may be suspended and except as otherwise provided in the Deposit Agreement, the deposit of Stock may be refused during any period when the register of stockholders of the Company is closed, or if any such action is deemed necessary or advisable by the Depositary, any agent of the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

          6.  Warranty by Company.  The Company has warranted that the Stock
              -------------------
when issued, and any shares of Common Stock issuable upon conversion of the Stock, will be validly issued, fully paid and nonassessable.

          7.  Amendment.  The form of the Receipts and any provisions of the
              ---------
Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment that shall
                        --------  -------
impose or increase any fees, taxes, or other changes upon holders of Receipts (other than taxes and other governmental charges, fees, and other expenses payable by such holders as stated under "Charges of Depositary"), or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall take effect as to outstanding Receipts until the expiration of 30 days after notice of such amendment has been mailed to the record holders of outstanding Receipts. A holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

          8.  Charges of Depositary.  The Company will pay all transfer and
              ---------------------
other taxes and governmental charges arising solely from the existence of the Depositary arrangements, all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, the redemption of the Stock at the option of the Company, and the issuance of Exchange Debentures. All other transfer and other taxes and other governmental charges shall be at the expense of holders of Depositary Shares.

          9.  Title to Receipts.  This Receipt (and the Depositary Shares
              -----------------
evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a
                                     --------  -------
Receipt shall be registered on the books of the Registrar, on behalf of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

          10.  Dividends and Distributions.  Whenever the Depositary receives
               ---------------------------
any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the Receipt holders as nearly as practicable in proportion to the number of Depositary Shares held by them; provided, however, that the amount distributed
                                --------  -------
will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes or as otherwise required pursuant to law, regulations or court order. Other distributions received on the Stock may be distributed to holders of Receipts as provided in the Deposit Agreement.

          11.  Fixing of Record Date.  Whenever any cash dividend or other cash
               ---------------------
distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, the Depositary shall in each instance fix a record date (which shall be the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences, privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting.

          12.  Voting Rights.  Upon receipt of notice of any meeting at which
               -------------
holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement informing holders of record at the close of business on a specified record date that they may instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock (or portion thereof) relating to their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock (or portion thereof) relating to such Receipt in accordance with the instructions set forth in such request. Absent specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock (or portion thereof) underlying the Depositary Shares evidenced by such Receipt.

          13.  Changes Affecting Deposited Securities.  Upon any change in par
               --------------------------------------
or stated value, split-up, combination or any other reclassification of the Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation to which the Company is a party, or upon the sale of all or substantially all the Company's assets, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as to retain as nearly as possible the percentage ownership interest in Stock of holders of Receipts immediately prior to such event, (i) make such adjustments in (a) the fraction of an interest in one share of Stock underlying one Depositary Share, (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock and (c) the ratio of the conversion price per Depositary Share to the conversion price of a share of Stock, in each case as may be necessary fully to reflect the effects of such change, and (ii) treat any securities received by the Depositary in exchange for, or upon conversion or in respect of, the Stock as new deposited securities so received in exchange for, or upon conversion or in respect of, such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

          Anything to the contrary herein or in the Depositary Agreement notwithstanding, holders of Receipts shall have the right from and after the effective date of any such transaction, to the extent that holders of Stock had the right, prior to or on the applicable effective date, to convert, exchange or surrender shares of Stock into or for other stock, securities, property or cash, to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts has been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

          14.  Liability and Obligations of the Depositary, the Depositary's
               -------------------------------------------------------------
Agents or the Company.  Neither the Depositary nor any Depositary's Agent nor
---------------------
any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, or by reason of any provision, present or future, of the Company's Certificate of Incorporation or by reason of any act of God, war or civil disorder, failure of power, fire or other casualty damage or governmental requirements or restrictions, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability or be subject to any obligation
(i) by reason of nonperformance or delay, caused as aforesaid, in performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, except in the event of the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor any Depositary's Agent nor any Registrar shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect to the Stock, the Depositary Shares or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished. The Deposit Agreement contains various other exculpatory, indemnification and related provisions, to which reference is hereby made.

          15.  Resignation and Removal of Depositary.  The Depositary may at any
               -------------------------------------
time (i) resign by written notice of its election so to resign delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, or (ii) be removed by the Company, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment.

          16.  Termination of Deposit Agreement.  The Deposit Agreement may be
               --------------------------------
terminated by the Company or the Depositary if a period of 45 days shall have expired after the Depositary has delivered to the Company written notice of its election to resign and a successor depositary shall not have been appointed.

          17.  Governing Law.  THIS RECEIPT AND THE DEPOSIT AGREEMENT AND ALL
               -------------
RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO APPLICABLE CONFLICTS OF LAW PROVISIONS).

                              NOTICE OF CONVERSION

          The undersigned hereby irrevocably exercises the option to convert this Receipt or a portion hereof below designated into shares of Common Stock of Cablevision Systems Corporation in accordance with the terms of the Certificate referred to in this Receipt, and directs the Depositary to instruct the Company that the shares of Common Stock issuable and deliverable upon the conversion, together with any check in payment of accrued and unpaid dividends or in lieu of fractional shares, and any Receipts representing any unconverted Depositary Shares be issued and delivered to the undersigned unless, in the case of such shares of Common Stock or Receipts, a different name has been indicated below. If shares of Common Stock or Receipts are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.
Dated:_____________________     ____________________________
                                Signature of Holder (must conform in all respects to the name of the Holder appearing on the face hereof.)

                                Signature Guaranteed By:


                                ----------------------------

Number of Depositary Shares to
be Converted

-----------------------------

Fill in for registration of shares of Common Stock and/or Receipts if to be issued otherwise than to Holder.


_____________________________   Social Security or Other
          (Name)                Taxpayer Identifying Number


_____________________________   _____________________________
     (Address)


_____________________________
Please print name and address
(including zip code number)